EXHIBIT 23(J)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Prior Related Performance of the Investment Adviser" in this Registration Statement on Form N-1A.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 29, 2008